UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2025

Getty Images Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41453	87-3764229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 5th Ave S. Suite 400

Seattle, WA 98104

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (206) 925-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	GETY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 21, 2025 (the “Amendment Effective Date”), Abe Investment Holdings, Inc., a Delaware corporation (the “Parent Borrower”), and Getty Images, Inc., a Delaware corporation (the “Getty Borrower”, and together with the Parent Borrower, the “Borrowers”), which are subsidiaries of Getty Images Holdings, Inc., a Delaware corporation (“Getty Images”), entered into the Second Incremental Commitment Amendment and Third Amendment to Credit Agreement (the “Refinancing Amendment”), which amended their existing credit agreement, dated as of February 19, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Amendment Effective Date, the “Existing Credit Agreement” and as amended by the Refinancing Amendment, the “Amended Credit Agreement”).  The Refinancing Amendment, among other things, provided for (i) a new tranche of senior secured fixed rate incremental term loans denominated in U.S. dollars in an aggregate principal amount of $580.0 million (the “Dollar Fixed Rate Term B-1 Loans”) and (ii) a new tranche of senior secured term loans denominated in Euros in an aggregate principal amount of €440.0 million (the “Euro Term B-1 Loans” and together with the Dollar Fixed Rate Term B-1 Loans, the “Term B-1 Loans”).  The proceeds of the Term B-1 Loans were used to refinance in full all outstanding term loans under the Existing Credit Agreement.  The Term B-1 Loans will mature on February 21, 2030; provided that, if more than $25.0 million of the Borrowers’ existing senior unsecured notes or refinancing indebtedness in respect thereof remain outstanding with a maturity date earlier than the date that is 91 days after February 21, 2030, then the maturity of the Euro Term B-1 Loans shall spring to the date that is 91 days prior to the maturity of such senior unsecured notes or refinancing indebtedness in respect thereof.

The Dollar Fixed Rate Term B-1 Loans will accrue interest at an initial fixed rate of 11.25% per annum (the “Initial Fixed Rate”), which will step-up to 12.25% per annum on May 14, 2025 and 13.25% per annum (the “Maximum Fixed Rate”) on August 14, 2025; provided that, if the Borrowers (i) commence a Permitted Debt Exchange Offer (as defined in the Amended Credit Agreement) and (ii) either (x) consummate such Permitted Debt Exchange (as defined in the Amended Credit Agreement) or (y) if no lenders elect to exchange their Dollar Fixed Rate Term B-1 Loans, permit the full election period set forth in the definitive documentation for such Permitted Debt Exchange Offer to expire, in each case, with respect to the Dollar Fixed Term B-1 Loans on or before December 31, 2025, then the interest rate shall be the Initial Fixed Rate at all times thereafter; provided further that, if such first Permitted Debt Exchange is consummated after December 31, 2025, then the interest shall be the Maximum Fixed Rate at all times thereafter. The Dollar Fixed Rate Term B-1 Loans shall be due and payable at maturity.

The Euro Term B-1 Loans will accrue interest at the Adjusted Eurodollar Rate (as defined in the Amended Credit Agreement and based on EURIBOR) plus 6.00% per annum. The Euro Term B-1 Loans will amortize at 5.0% per annum, payable in equal quarterly installments beginning on June 30, 2025.

With respect to the Dollar Fixed Rate Term B-1 Loans, any optional prepayment or mandatory prepayment as a result of incurring refinancing debt on or prior to the fourth anniversary of the Amendment Effective Date will be subject to a prepayment premium equal to (i) if such prepayment is made prior to the second anniversary of the Amendment Effective Date, a make-whole amount constituting the applicable Initial Prepayment Premium (as defined in the Amended Credit Agreement), (ii) if such prepayment is made on or after the second anniversary of the Amendment Effective Date but prior to the third anniversary of the Amendment Effective Date, 5.625% of the principal amount of the Dollar Fixed Rate Term B-1 Loans prepaid and (iii) if such prepayment is made on or after the third anniversary of the Amendment Effective Date but prior to the fourth anniversary of the Amendment Effective Date, 2.813% of the principal amount of the Dollar Fixed Rate Term B-1 Loans prepaid. With respect to the Euro Term B-1 Loans, any optional prepayment or mandatory prepayment as a result of incurring refinancing debt on or prior to the second anniversary of the Amendment Effective Date will be subject to a prepayment premium equal to (i) if such prepayment is made prior to the first anniversary of the Amendment Effective Date, a make-whole amount constituting the applicable Initial Prepayment Premium and (ii) if such prepayment is made on or after the first anniversary of the Amendment Effective Date but prior to the second anniversary of the Amendment Effective Date, 1.00% of the principal amount of the Euro Term B-1 Loans prepaid. Any prepayment of Term B-1 Loans in connection with a Permitted Debt Exchange shall not be subject to any prepayment premium.

The foregoing description of the Refinancing Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Refinancing Amendment, which is attached hereto as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 7.01 Regulation FD Disclosure.

On February 21, 2025, Getty Images issued a press release announcing the effectiveness of the Refinancing Amendment. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information contained in Item 7.01 of this Current Report on Form 8-K, including the information in Exhibit 99.1 attached to this report, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Second Incremental Commitment Amendment and Third Amendment to Credit Agreement, dated as of February 21, 2025, by and among Abe Investment Holdings, Inc., Getty Images, Inc., J.P. Morgan Chase Bank N.A., as administrative agent, as L/C issuer and as swing line lender, the lenders party thereto and the other loan parties party thereto.

99.1	Press Release, dated as of February 21, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2025

Getty Images Holdings, Inc.

By:	/s/ Kjelti Kellough
	Name:	Kjelti Kellough
	Title:	Senior Vice President, General Counsel, and Corporate Secretary

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